Filed Pursuant to Rule 424(b)(5)
Registration No. 333-262341

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED MARCH 17, 2023

7,000,000 Shares

Class A Common Stock

The selling stockholders of CompoSecure, Inc. identified in this prospectus supplement (the “selling stockholders”) are offering 7,000,000 shares of our Class A common stock, par value $0.0001 per share (the “Class A common stock”). We are not selling any shares in this offering and will not receive any of the proceeds.

Our Class A common stock is listed on the Nasdaq Global Market under the symbol “CMPO.” On May 7, 2024, the last reported sale price of our Class A common stock was $7.53 per share.

The underwriters have agreed to purchase shares of Class A common stock from the selling stockholders at a price of $6.50 per share, which will result in $45,500,000 of aggregate proceeds to the selling stockholders, before expenses. The selling stockholders have granted the underwriters an option for a period of 30 days to purchase up to an additional 1,050,000 shares of Class A common stock, solely to cover overallotments, at the public offering price shown below less the underwriting discounts and commissions shown below.

	Per Share	Total
Public offering price	$6.50	$45,500,000
Underwriting discounts and commissions(1)	$0.325	$2,275,000
Proceeds, before expenses, to the selling stockholders	$6.175	$43,225,000

(1) We refer you to “Underwriting” for additional information regarding total underwriter compensation.

(2) Assumes no exercise of the underwriters’ option to purchase additional shares of Class A common stock.

Investing in shares of our Class A common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as those contained in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Class A common stock against payment on or about May 13, 2024.

Joint Book-Running Managers

J.P. Morgan	BofA Securities	TD Cowen

Co-Managers

B. Riley Securities	Needham & Company	Roth Capital Partners

Prospectus Supplement dated May 8, 2024

TABLE OF CONTENTS

Page

Prospectus Supplement

Prospectus

None of us, the selling stockholders, or any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the shares of Class A common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is current only as of its respective date.

Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, this prospectus supplement and the accompanying prospectus dated March 17, 2023. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, the selling stockholders may offer and sell, from time to time, shares of our Class A common stock in one or more offerings.

The accompanying prospectus provides you with a general description of the Class A common stock. This prospectus supplement contains specific information about the terms of this offering of shares of Class A common stock by the selling stockholders named in this prospectus supplement. This prospectus supplement may also add to, update or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus is superseded by the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

No offer of the Class A common stock will be made in any jurisdiction where the offer is not permitted.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our Class A common stock. Neither we, any selling stockholder nor any underwriter (nor any of our or their affiliates) are making any representation to you regarding the legality of an investment in our common stock by you under applicable investment or similar laws.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to CompoSecure, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology.

S-ii

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

·	our ability to grow and manage growth profitably, maintain relationships with customers, compete within our industry and retain our key employees;

·	the possibility that we may be adversely impacted by other global economic, business, and/or competitive factors;

·	the outcome of any legal proceedings that may be instituted against us or others;

·	future exchange and interest rates; and

·	other risks and uncertainties indicated in this prospectus supplement, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

Forward-looking statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed therein. We express our estimates, expectations, beliefs, and projections in good faith and believe them to have a reasonable basis. However, we make no assurances that management’s estimates, expectations, beliefs, or projections will be achieved or accomplished. Important factors that could cause actual results to differ materially from those discussed in our forward-looking statements are discussed in “Risk Factors,” beginning on page S-4 of this prospectus supplement; Part I, Item 1A. Risk Factors of our Form 10-K for the year ended December 31, 2023; Part II, Item 1A. Risk Factors of our Form 10-Q for the quarter ended March 31, 2024; and other parts of this prospectus supplement or the accompanying base prospectus.

Any forward-looking statement speaks only as to the date on which that statement is made. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as may otherwise be required by the federal securities laws.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in this prospectus supplement and does not contain all of the information that you should consider before making your investment decision. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our Class A common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Company Overview

The Company creates innovative, highly differentiated and customized financial payment card products for banks and other payment card issuers to support and increase their customer acquisition, customer retention and organic customer spend. The Company’s customers consist primarily of leading international and domestic banks and other payment card issuers primarily within the United States (“U.S.”), with additional direct and indirect customers in Europe, Asia, Latin America, Canada, and the Middle East. The Company is a platform for next generation payment technology, security, and authentication solutions. The Company maintains trusted, highly-embedded and long-term customer relationships with an expanding set of global issuers. The Company has established a niche position in the financial payment card market through over 20 years of innovation and experience and is focused primarily on this attractive subsector of the financial technology market. The Company serves a diverse set of direct customers and indirect customers, including some of the largest issuers of credit cards in the U.S.

Executive Offices

Our executive offices are located at 309 Pierce Street, Somerset, New Jersey 08873. Our telephone number is (908) 518-0500. Our website is located at www.composecure.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

THE OFFERING

The summary below contains the basic information about this offering. It does not contain all of the information that is important to you. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment decision.

Class A common stock offered by the selling stockholders	7,000,000 shares (immediately prior to the closing of this offering, all of such shares of Class A common stock were issued to the selling stockholders upon exchange by such selling stockholders of an equal number of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company) (“Holdings”) and cancellation of a corresponding number of shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B common stock”), then held by such selling stockholders)
Class A common stock to be outstanding after this offering	27,632,837 shares
Class B common stock to be outstanding after this offering	52,958,422 shares
Use of proceeds	The selling stockholders will receive all of the proceeds from this offering. We will not receive any proceeds from the sale of shares of Class A common stock in this offering. See “Selling Stockholders.”
Risk factors	Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.
Lock-up agreements

We, each of our officers and directors and the selling stockholders have entered into lock-up agreements with the underwriters, which prohibit us and them from selling their shares of Class A common stock or any securities convertible into or exercisable or exchangeable for our Class A common stock (other than in this offering) for a period ending at the close of business 90 days from the date of this prospectus supplement, subject to certain exceptions. See “Underwriting” for more information.

As of the date of this prospectus supplement, other than the lock-up agreements described under “Underwriting” of this prospectus supplement, no shares of Class A common stock were subject to a lock-up.

Voting	Under our Second Amended and Restated Certificate of Incorporation, holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of the stockholders of the Company, except as otherwise required by law. Holders of Class A common stock and Class B common stock are entitled to one vote per share on matters to be voted on by stockholders. See “Description of Securities” in the accompanying prospectus for more information.
Dividend policy	We declared a special cash dividend of $0.30 per share on our Class A common stock on May 6, 2024, payable to stockholders of record as of May 20, 2024 on the payment date of June 11, 2024. We may declare additional cash dividends in the future, at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, any plans for expansion, and restrictions included in any of our borrowing arrangements.
Nasdaq Global Market symbol	“CMPO”

Unless otherwise indicated, the number of shares of Class A common stock and Class B common stock to be outstanding after this offering is based on 27,632,837 shares of our Class A common stock and 52,958,422 shares of our Class B common stock outstanding as of May 7, 2024, which excludes the following items, but gives effect to the exchange of 7,000,000 shares of Class B common stock for an equal number of shares of Class A common stock to be completed by the selling stockholders in connection with this offering:

·	22,415,389 shares of Class A common stock issuable upon the exercise of the Public Warrants (as defined in the accompanying prospectus) as of May 7, 2024;

·	up to 12,999,978 shares of Class A common stock issuable upon exchange of Holdings exchangeable senior notes (“Exchangeable Notes”), which consists of 11,304,340 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 1,695,638 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements (as defined in the accompanying prospectus) as of May 7, 2024;

·	up to 7,500,000 shares of Class A common stock which may become issuable to certain of our stockholders in earn-out consideration based on the achievement of certain stock price thresholds as of May 7, 2024;

·	15,435,363 shares of Class A common stock reserved and available for issuance under the CompoSecure, Inc. 2021 Incentive Equity Plan as of May 7, 2024;

·	2,281,349 shares of Class A common stock reserved and available for issuance under the CompoSecure, Inc. 2021 Employee Stock Purchase Plan as of May 7, 2024;

·	3,251,853 shares of Class A common stock reserved and available for issuance under the CompoSecure, L.L.C. Amended and Restated Equity Incentive Plan (Effective as of May 11, 2015) as of May 7, 2024;

·	52,958,422 shares of Class A common stock reserved for issuance upon exchange of 52,958,422 shares of our Class B common stock as of May 7, 2024; and

·	1,050,000 shares of Class A common stock issuable upon the exercise of the underwriters’ option to purchase additional shares of Class A common stock as described in this prospectus supplement.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 6, 2024, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase shares of our Class A common stock. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our Class A common stock to decline, which could cause you to lose all or part of your investment.

Risks Related to the Offering and Ownership of Our Class A Common Stock

Sales of substantial amounts of our Class A common stock in the public markets, or the perception that sales might occur, could cause the market price of our Class A common stock to decline.

As of the date of this prospectus supplement, we have registered all Class A common stock held by certain shareholders, together with all Class A common stock issuable upon exchange or conversion of certain of our other securities as described in the accompanying prospectus, for resale under the Securities Act on the registration statement of which this prospectus supplement is a part. See “The Offering” in the accompanying prospectus.

The sale or possibility of sale of shares of Class A common stock by our large shareholders could have the effect of increasing the volatility in our share price or the market price of our securities could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. We cannot predict the size of future sales of shares or the effect, if any, that future sales would have on the market price of our shares.

Sales of our Class A common stock may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

These sales also could cause our stock price to fall and make it more difficult for you to sell shares of our Class A common stock.

In addition, we, each of our officers and directors and the selling stockholders have entered or will enter into lock-up agreements pursuant to which we and they will be subject to certain restrictions with respect to the sale or other disposition of our Class A common stock or any securities convertible into or exercisable or exchangeable for our Class A common stock for a period ending at the close of business 90 days following the date of this prospectus supplement, subject to certain exceptions. J.P. Morgan Securities LLC, at any time and without notice, may release all or any portion of the Class A common stock subject to the foregoing lock-up agreements. See “Underwriting” for more information on these agreements. If the restrictions under the lock-up agreements are waived, then the Class A common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our Class A common stock to decline and impair our ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of the agreement, could cause our market price to fall or make it more difficult for you to sell your Class A common stock at a time and price that you deem appropriate.

None of the proceeds from the sale of shares of our Class A common stock by the selling stockholders in this offering will be available to us to fund our operations.

We will not receive any proceeds from the sale of shares of our Class A common stock by the selling stockholders in this offering. The selling stockholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling stockholders will be available to us to fund our operations, capital expenditures or compensation plans. See “Use of Proceeds.”

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the shares of Class A common stock offered hereby. We will not receive any proceeds from this offering.

In connection with this offering, we will bear all other costs, fees and expenses incurred by us in effecting the sale of the shares covered by this prospectus supplement, including all filing fees and fees and expenses of our counsel and auditors and the selling stockholders will pay all underwriting discounts and commissions.

DIVIDEND POLICY

We declared a special cash dividend of $0.30 per share on our Class A common stock on May 6, 2024, payable to stockholders of record as of May 20, 2024 on the payment date of June 11, 2024. We may declare additional cash dividends in the future, at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, any plans for expansion, and restrictions included in any of our borrowing arrangements. Our senior secured credit facility (the “Credit Facility”) permits us to pay cash dividends if we are in compliance with certain ratios set forth in the Credit Facility and no Event of Default (as defined in the Credit Facility) has occurred or would result from the dividend payment.

SELLING STOCKHOLDERS

The following table sets forth (i) the selling stockholders, (ii) the number of shares of Class A common stock or Class B common stock that each of the selling stockholders beneficially owned as of May 7, 2024, (iii) the number of shares of Class A common stock proposed to be sold in this offering by each of the selling stockholders, and (iv) the number of shares of our Class A common stock or Class B common stock that will be beneficially owned by each of the selling stockholders following this offering.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including securities underlying warrants and options that are currently exercisable or exercisable within 60 days of May 7, 2024. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Under these rules, the number of shares of Class A common stock shown as owned by each selling stockholder assumes the exchange of all of the shares of Class B common stock it owns for shares of Class A common stock. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity.

Except as indicated by footnote to the table below, the persons named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock shown as beneficially owned by them.

Our calculation of the percentage of beneficial ownership is based on 20,632,837 shares of Class A common stock and 59,958,422 shares of Class B common stock outstanding as of May 7, 2024. Our calculation of the percentage of beneficial ownership after the Offering is based on 27,632,837 shares of Class A common stock and 52,958,422 shares of Class B common stock outstanding as of May 7, 2024, after giving effect to the exchange of Class B shares/units.

Selling Stockholder[1]	Number of Shares Beneficially Owned Before the Offering		Percentage Beneficially Owned Before the Offering			Number of Shares of Class A common stock to be sold in the Offering**	Percentage Beneficially Owned to be Sold in the Offering			Number of Shares Beneficially Owned After the Offering		Percentage Beneficially Owned After the Offering
	Class A	Class B	Class A	Class B	Total Voting		Class A	Total Voting		Class A	Class B	Class A	Class B	Total Voting
LLR Equity Partners IV, L.P.(1)	-	33,071,603	-	55.2%	41.0%	3,958,185	12.0%	4.9%		-	29,113,418	-	55.0%	36.1%
LLR Equity Partners Parallel IV, L.P. (2)	-	1,454,805	-	2.4%	1.8%	174,119	12.0%	*	%	-	1,280,686	-	2.4%	1.6%
Ephesians 3:16 Holdings LLC (3)	-	8,696,794	-	14.5%	10.8%	2,479,253	28.5%	3.1%		-	6,217,541	-	11.7%	7.7%
Luis DaSilva (4)	-	2,396,031	-	4.0%	3.0%	286,770	12.0%	*	%	-	2,109,261	-	4.0%	2.6%
Carol D. Herslow Credit Shelter Trust B (5)	-	849,502	-	1.4%	1.1%	101,673	12.0%	*	%	-	747,829	-	1.4%	* %

* Less than 1%

** Converted from Class B shares/units.

(1)	Includes a corresponding number of Class B Common Units issued by Holdings that are exchangeable for Class A Common Stock on a share-for-share basis, subject to adjustment, and a corresponding cancellation of the Class B Common Stock. Mr. Mitchell Hollin, LLR Equity Partners IV, L.P.’s and LLR Equity Partners Parallel IV, L.P.’s designee to the Company’s board of directors, may be deemed the beneficial owner of the 33,071,603 shares of Class B Common Stock because he is a member of LLR Capital IV, LLC, the General Partner of LLR Capital IV, L.P., the General Partner of LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P. Mr. Hollin disclaims beneficial ownership of the shares held by LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P.

(2)	Includes a corresponding number of Class B Common Units issued by Holdings that are exchangeable for Class A Common Stock on a share-for-share basis, subject to adjustment, and a corresponding cancellation of the Class B Common Stock. Mr. Mitchell Hollin, LLR Equity Partners IV, L.P.’s and LLR Equity Partners Parallel IV, L.P.’s designee to the Company’s board of directors may be deemed the beneficial owner of the 1,454,805 shares of Class B Common Stock because he is a member of LLR Capital IV, LLC, the General Partner of LLR Capital IV, L.P., the General Partner of LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P. Mr. Hollin disclaims beneficial ownership of the shares held by LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P.

(3)	Includes a corresponding number of Class B Common Units issued by Holdings that are exchangeable for Class A Common Stock on a share-for-share basis, subject to adjustment, and a corresponding cancellation of the Class B Common Stock. Ms. Michele Logan, a member of the Company’s board of directors, is the sole manager of Ephesians Holdings, with the ability to exercise voting and dispositive power with respect to the Class B Common Stock held by Ephesians Holdings. Ms. Logan expressly disclaims beneficial ownership of the shares held by Ephesians Holdings. In addition, Ms. Logan beneficially owns directly 20,829 shares of Class A Common Stock and 12,017,983 shares of Class B Common Stock and corresponding number of Class B Common Units issued by Holdings that are exchangeable for Class A Common Stock on a share-for-share basis, subject to adjustment and a corresponding cancellation of the Class B Common Stock.

(4)	Includes a corresponding number of Class B Common Units issued by Holdings that are exchangeable for Class A Common Stock on a share-for-share basis, subject to adjustment, and a corresponding cancellation of the Class B Common Stock.

(5)	Includes a corresponding number of Class B Common Units issued by Holdings that are exchangeable for Class A Common Stock on a share-for-share basis, subject to adjustment, and a corresponding cancellation of the Class B Common Stock. Ms. Logan is a Co-Trustee of the Credit Shelter Trust, and, as a result, may be deemed to share voting and dispositive power with respect to the Class B Common Stock held by the Credit Shelter Trust. Ms. Logan expressly disclaims beneficial ownership of the shares held by the Credit Shelter Trust.

UNDERWRITING

The selling stockholders are offering the shares of Class A common stock described in this prospectus supplement through the underwriters named in the table below (the “underwriters”). Subject to the terms and conditions of the underwriting agreement among us, the selling stockholders and the underwriters (the “underwriting agreement”), the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Class A common stock listed next to such underwriter’s name in the following table:

Underwriters	Number of Shares
J.P. Morgan Securities LLC	2,809,800
BofA Securities, Inc.	1,983,100
TD Securities (USA) LLC	1,157,100
B. Riley Securities, Inc.	420,000
Needham & Company, LLC	420,000
Roth Capital Partners, LLC	210,000
Total	7,000,000

The underwriters are committed to purchase all of the shares of Class A common stock offered by the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of Class A common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.1950 per share. After the offering of the shares to the public, if all of the shares of Class A common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 1,050,000 additional shares of Class A common stock from the selling stockholders to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares, solely to cover overallotments. If any shares of Class A common stock are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares of Class A common stock on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriters to us per share of Class A common stock. The underwriting fee is $0.325 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$0.325	$0.325
Total	$2,275,000	$2,616,250

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $580,000. The underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering upon closing of this offering.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

For a period of 90 days after the date of this prospectus supplement, we have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Class A common stock, or any securities convertible into or exercisable or exchangeable for our Class A common stock, including, for the avoidance of doubt, any shares of our Class B common stock, any Class A Common Units of Holdings or any Class B Common Units of Holdings (such shares or other securities, collectively, the “Securities”), or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (i) and (ii) above is to be settled by delivery of Securities, in cash or otherwise), in each case, without the prior written consent of J.P. Morgan Securities LLC, other than the shares of our Class A common stock to be sold hereunder and certain other exclusions, including, but not limited, to (i) the securities issued, transferred, redeemed or exchanged in connection with the Exchange Transactions (as described in the underwriting agreement); (ii) the issuance of shares of our Class A common stock or securities convertible into or exercisable for shares of our Class A common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement or the accompanying prospectus; (iii) grants of stock options, stock awards, restricted stock, restricted stock units, or other equity awards and the issuance of shares of our Class A common stock or securities convertible into or exercisable or exchangeable for shares of our Class A common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement or the accompanying prospectus, provided that such recipients enter into a lock-up agreement with the underwriters; (iv) the issuance of up to 5% of the outstanding shares of our Class A common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, our Class A common stock, immediately following the closing of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters; or (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in the prospectus supplement or the accompanying prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

Each of our officers and directors and the selling stockholders has entered into a lock-up agreement with the underwriters prior to the commencement of this offering pursuant to which each such party, with limited exceptions, for a period ending at the close of business 90 days after the date of this prospectus supplement (such period, the “Restricted Period”), may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock, or any securities convertible into or exercisable or exchangeable for our Class A common stock, including, for the avoidance of doubt, any shares of our Class B common stock, any Class A Common Units of Holdings or any Class B Common Units of Holdings (including without limitation, our Class A common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Class A common stock or such other securities, the “lock-up securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such lock-up parties have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by such lock-up party or by any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including:

(a) transfers of lock-up securities: (i) as a bona fide gift or gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or affiliates of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the lock-up party, (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to us from an employee upon death, disability or termination of employment, in each case, of such employee, (ix) as part of a sale of the lock-up party’s lock-up securities acquired in open market transactions after the completion of this offering (x) to us in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of our Class A common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Class A Common Stock received upon such exercise, vesting or settlement would be subject to the terms of the lock-up agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the lock-up party pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in, or described in a document incorporated by reference into, this prospectus supplement and the accompanying prospectus, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our Board of Directors and made to all holders of the Company’s capital stock involving a “change of control” of the Company (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up party’s lock-up securities shall remain subject to the provisions of the lock-up agreement; provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver a lock-up agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(vii) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Class A common stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) the exercise of outstanding options, the settlement of restricted stock units or other equity awards, or the exercise of warrants pursuant to plans described in, or described in a document incorporated by reference into, this prospectus supplement or the accompanying prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to the terms of the lock-up agreement;

(c) the conversion of outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of our Class A common stock or warrants to acquire shares of our Class A common stock; provided that any such shares of our Class A common stock or warrants received upon such conversion would be subject to the terms of the lock-up agreement;

(d) the establishment by lock-up parties of any trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of lock-up securities, provided that (1) such plans do not provide for the transfer of lock-up securities during the restricted period and (2) any public announcement or filing under the Exchange Act made by any person regarding the establishment of such plan during the Restricted Period shall include a statement that the lock-up party is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Restricted Period in contravention of the lock-up agreement; and

(e) the sale of our Class A common stock pursuant to the terms of a trading plan pursuant to Rule 10b5-1 under the Exchange Act in existence on the date hereof, provided, however, that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned regarding such sale, such announcement or filing shall include a statement to the effect that such sale was made pursuant to a 10b5-1 Plan; and

(f) the sale of our Class A common stock to be sold by the lock-up party pursuant to the terms of the underwriting agreement.

J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

The shares of our Class A common stock are listed on the Nasdaq Global Market under the symbol “CMPO.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of Class A common stock, which involves the sale by the underwriters of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Class A common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Market, in the over the counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerages and other financial and non-financial activities and services. The underwriters and/or its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions for these transactions. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, acts as administrative agent and a lender under our Credit Facility, and Bank of America, N. A., an affiliate of BofA Securities, Inc., and other affiliates of certain of the underwriters act as agents and/or lenders under our Credit Facility.

In addition, from time to time, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in Canada

The shares of Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of Class A common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Class A common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Class A common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Class A common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of Class A common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of Class A common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Class A common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of Class A common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

No shares of Class A common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of Class A common stock which has been approved by the Financial Conduct Authority, except that the shares of Class A common stock may be offered to the public in the United Kingdom at any time:

(a)            to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)            to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)            in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of Class A common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of Class A common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any shares of Class A common stock. No shares of Class A common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of Class A common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act ("FinSA"):

(a) to any person which is a professional client as defined under the FinSA;

(b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the lead bookrunner for any such offer; or

(c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of Class A common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The shares of Class A common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares of Class A common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of Class A common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in Hong Kong

The shares of Class A common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of Class A common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of Class A common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A common stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) (1) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(d)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(e)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor.

Securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Class A common stock pursuant to an offer made under Section 275 of the SFA except:

(i).	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(e)(ii) of the SFA;

(ii).	where no consideration is or will be given for the transfer;

(iii).	where the transfer is by operation of law;

(iv).	as specified in Section 276(7) of the SFA; or

(v).	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer to sell shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares of Class A common stock are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to prospective investors in Japan

The shares of Class A common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of Class A common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby has been passed upon for us by Morgan, Lewis & Bockius LLP, Princeton, New Jersey. The underwriters are being represented by Simpson Thacher & Bartlett LLP, New York, New York, in connection with the offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Grant Thornton LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Many of our SEC filings are available to the public from the SEC’s website: www.sec.gov. We make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact us at the following address or telephone number: CompoSecure, Inc., 309 Pierce Street, Somerset, New Jersey 08873, Attention: General Counsel and Corporate Secretary; Telephone: (908) 518-0500. Exhibits to the documents will not be sent unless those exhibits have specifically been incorporated by reference in this prospectus supplement. You may also obtain reports, statements or other information that we file with the SEC by accessing our website at www.composecure.com, under the Investor Relations section. Information contained in, or accessible through, our website does not constitute a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents (other than any portions thereof which, under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act):

·	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 12, 2024 (the “2023 Form 10-K”);

·	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 6, 2024;

·	our Definitive Proxy Statement on Schedule 14A for our 2024 annual meeting of stockholders filed with the SEC on April 18, 2024 (solely to the extent incorporated by reference into Part III of the 2023 Form 10-K); and

·	our Current Report on Form 8-K, filed with the SEC on March 6, 2024.

All documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until this offering is completed shall be deemed to be incorporated by reference into this prospectus supplement (other than documents and information furnished and not filed in accordance with SEC rules), unless expressly stated otherwise therein.

Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain copies of these documents, at no cost to you, from our website (www.composecure.com), or by writing or telephoning us at the following address:

CompoSecure, Inc.
309 Pierce Street

Somerset, New Jersey 08873

Attention: General Counsel and Corporate Secretary

(908) 518-0500

PROSPECTUS

Up to 22,415,400 Shares of Class A Common Stock Issuable Upon Exercise of the Warrants

Up to 92,889,558 Shares of Class A Common Stock offered by the Selling Holders

10,837,400 Resale Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Holders”) of (A) up to 92,889,558 shares of Class A common stock, par value $0.0001 per share ("Class A Common Stock") of CompoSecure, Inc. (the “Company”), formerly known as Roman DBDR Tech Acquisition Corp. (“Roman DBDR”), consisting of: (i) 1,675,000 shares of Class A Common Stock originally issued in connection with the Common PIPE Investment (as defined in the Registration Statement) (the “PIPE Shares”); (ii) up to 12,999,978 shares of Class A Common Stock (the “Exchangeable Note Shares”) issuable upon exchange of CompoSecure Holdings, L.L.C.’s (the subsidiary of the Company) (“Holdings”) exchangeable senior notes (“Exchangeable Notes”), which consists of 11,304,340 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 1,695,638 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements; (iii) 60,097,611 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by Holdings, and cancellation of a corresponding number of shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), held by certain Selling Holders; (iv) up to 6,964,236 shares of Class A Common Stock (the “Earnout Shares”) issuable to certain Selling Holders in earn-out consideration based on the achievement by the Company of certain stock price thresholds; (v) 315,333 shares of Class A common stock issued to Roman DBDR Tech Sponsor LLC (“Sponsor”) upon conversion of shares of Class B Common Stock originally issued to Sponsor in connection with the initial public offering (“IPO”) of Roman DBDR; and (vi) 10,837,400 shares of Class A Common Stock issuable upon exercise of the Resale Warrants (as defined below) prior to the public resale of the Resale Warrants; and (B) warrants (“Resale Warrants”) to purchase up to 10,837,400 shares of Class A Common Stock of the Company originally issued in a private placement in connection with the IPO. We will not receive any proceeds from the sale of shares of Class A Common Stock or the Resale Warrants by the Selling Holders pursuant to this prospectus.

In addition, this prospectus relates to the issuance by us of up to an aggregate of 22,415,400 shares of Class A Common Stock, which consists of (i) 10,837,400 shares of Class A Common Stock that are issuable upon the exercise of the Resale Warrants following the public resale of the Resale Warrants and (ii) 11,578,000 shares of Class A Common Stock that are issuable upon the exercise of a like number of outstanding registered warrants (the “Public Warrants” and, together with the Resale Warrants, the “Warrants”) originally issued in the initial public offering of Roman DBDR. We will receive the proceeds from any exercise of the Warrants for cash.

We previously registered the securities for resale pursuant to the Selling Holders’ registration rights under certain agreements between us and the Selling Holders. The registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the shares of Class A Common Stock or any Resale Warrants. The Selling Holders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Resale Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Class A Common Stock or Resale Warrants by the Selling Holders pursuant to this prospectus. We provide more information about how the Selling Holders may sell the shares of Class A Common Stock or Resale Warrants in the section entitled “Plan of Distribution.”

The Class A Common Stock and the Public Warrants are listed on The Nasdaq Global Market (“Nasdaq”), under the symbols “CMPO” and “CMPOW,” respectively. On March 9, 2023, the closing price of a share of Class A Common Stock was $7.05 and the closing price for our Public Warrants was $1.52.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Class A Common Stock or Warrants involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2023.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Holders have authorized anyone to provide you with different information. Neither we nor the Selling Holders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from the exercise of any Warrants for cash.

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our,” and similar terms refer to CompoSecure, Inc., a Delaware corporation formerly known as Roman DBDR Tech Acquisition Corp, and its consolidated subsidiaries. References to “Holdings” refers to CompoSecure Holdings, L.L.C.

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein contain estimates and information concerning our industry, our business, and the market for our products and services that are based on industry publications, surveys, and reports that have been prepared by independent third parties. This information involves a number of assumptions and limitations and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of the data contained in these industry publications, surveys, and reports, we believe the publications, surveys, and reports are generally reliable, although such information is inherently subject to uncertainties and imprecision. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although the Company believes that its plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. In some instances, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negatives of these terms or variations of them or similar terminology.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as to the date on which such statement was made. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements:

·	the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

·	the possibility that the Company may be adversely impacted by other economic, business, and/or competitive factors;

·	the outcome of any legal proceedings that may be instituted against the Company or others;

·	future exchange and interest rates; and

·	other risks and uncertainties indicated in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our consolidated financial statements and the related notes thereto.

The Company

CompoSecure, Inc. (the “Company”) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The Company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. The Company’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more than two decades, through its combination of large-scale, advanced manufacturing capabilities and deep technological expertise, the Company has driven key Payments Industry innovations in materials science, Metal Form Factor design, dual interface functionality, and security. The distinct value proposition of the Company’s products has resulted in widespread adoption by major banks, financial institutions and leading FinTech innovators to support their acquisition and retention of consumer and business card customers. The Company led the creation and growth of the metal card form factor through its expertise in material science, has been at the forefront of emerging embedded payment technology (e.g., the evolution of “tap to transact”), and is now accelerating innovation in digital asset and authentication technology with the Arculus Platform, a three-factor security platform with broad industry applicability. Inspired by the ancient Roman god of safes and strongboxes, the Arculus Platform is designed to solve a chronic industry need for reliable, trusted and secure authentication.

Risk Factors

An investment in our securities involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

Additional Information

The Company was incorporated August 21, 2020 as a special purpose acquisition company under the name Roman DBDR Tech Acquisition Corp. (“Roman DBDR”). On December 27, 2021 (the “Business Combination Closing Date”), Roman DBDR consummated the merger pursuant to the Merger Agreement, dated April 19, 2021 (the "Merger Agreement"), by and among Roman DBDR, Roman Parent Merger Sub, LLC, a wholly-owned subsidiary of Roman DBDR incorporated in the State of Delaware ("Merger Sub"), and CompoSecure Holdings, L.L.C., a Delaware limited liability company ("Holdings"). Pursuant to the terms of the Merger Agreement, a business combination between the Company and Holdings was affected through the merger of Merger Sub with and into Holdings, with Holdings surviving as the surviving company and as a wholly-owned subsidiary of Roman DBDR. On the Business Combination Closing Date, and in connection with the closing of the Business Combination, Roman DBDR changed its name to CompoSecure, Inc.

Our principal executive offices are located at 309 Pierce Street, Somerset, New Jersey 08873, and our phone number is (908) 518-0500. Our website address is www.composecure.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it is a part. This prospectus and all of our filings under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including copies of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge through our website or on the SEC’s website at www.sec.gov.

1

THE OFFERING

Issuer	CompoSecure, Inc.

Shares of Class A Common Stock offered by the Company	22,415,400 shares of Class A Common Stock issuable upon exercise of the Warrants.

Shares of Class A Common Stock offered by the Selling Holders	Up to 92,889,558 shares of Class A Common Stock.

Warrants Offered by the Selling Holders	10,837,400 Resale Warrants

Shares of Class A Common Stock outstanding prior to exercise of all Warrants	17,784,242 shares of Class A Common Stock (as of March 7, 2023).

Shares of Class A Common Stock outstanding assuming exercise of all Warrants	40,199,642 (based on 17,784,242 total shares of Class A Common Stock outstanding as of March 7, 2023).

Use of Proceeds	We will not receive any proceeds from the sale of securities by the Selling Holders. The Warrants may be exercised for cash or through a net exercise procedure in which we would not receive any cash. If the Warrants were exercised for cash, we would receive up to an aggregate of approximately $257.8 million from the exercise of the Warrants. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Redemption	The Public Warrants are redeemable in certain circumstances. See the section titled “Description of Securities” for further discussion.

Market for Class A Common Stock and Public Warrants	Class A Common Stock and Public Warrants are currently traded on the Nasdaq Global Market under the symbols “CMPO” and “CMPOW,” respectively.

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

For additional information concerning the offering, see the section titled “Plan of Distribution.”

The number of shares of Class A Common Stock outstanding prior to the exercise of all Warrants and assuming the exercise of all Warrants, in each case as set forth above, is based on 17,784,242 shares of Class A Common Stock outstanding as of March 7, 2023 and does not include:

·	60,097,611 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by Holdings, and cancellation of a corresponding number of shares of Class B Common Stock, held by certain Selling Holders;

·	4,359,787 shares of Class A Common Stock issuable upon exercise of converted options that were outstanding under the CompoSecure, L.L.C. Amended and Restated Equity Incentive Plan (the “Incentive Plan”) and assumed by the Company in connection with the Business Combination;

·	up to 11,304,348 shares of Class A Common Stock issuable upon exchange (assuming the base conversion price of $11.50 per share) of the Company’s Exchangeable Notes; or

·	up to 7,500,000 shares of Class A Common Stock (the “Earnout Shares”) issuable in earn-out consideration based on the achievement by the registrant of certain stock price thresholds.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should carefully consider the information under “Item 1A. Risk Factors,” as well as the factors listed under the heading “Cautionary Note Regarding Forward-Looking Statements,” in each case contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Reports on Form 10-Q that have been filed since our most recent Annual Report on Form 10-K and in any other documents that we file with the SEC under the Exchange Act, each of which is incorporated by reference in this prospectus. New risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. The prospectus supplement applicable to a specific offering may contain a discussion of additional risks applicable to an investment in us and our securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the securities and your investment therein.

3

USE OF PROCEEDS

All of the Class A Common Stock and Warrants offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Warrants may be exercised for cash or through a net exercise procedure in which we would not receive any cash. If the Warrants were exercised for cash, we would receive up to an aggregate of approximately $257.8 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The Company expects to use the net proceeds from the exercise of the Warrants for general corporate purposes. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

The Selling Holders will pay any underwriting discounts and selling commissions incurred by such Selling Holders in disposing of their securities. Pursuant to a registration rights agreement entered into by the Company, Sponsor and certain other stockholders of the Company, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel (subject to certain dollar limitations), other underwriting fees, expenses and disbursements, and independent registered public accountants.

4

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq under the symbol “CMPOW.”

We cannot currently determine the price or prices at which shares of Class A Common Stock or the Resale Warrants may be sold by the Selling Holders under this prospectus, which may be sold in privately negotiated transactions or as otherwise described in the section titled “Plan of Distribution.”

5

SELLING HOLDERS

This prospectus relates to the possible offer and resale by the Selling Holders of (A) 92,889,558 shares of Class A Common Stock, consisting of (i) 1,675,000 PIPE Shares; (ii) up to 12,999,978 Exchangeable Note Shares issuable upon exchange of the Exchangeable Notes, which consists of 11,304,340 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 1,695,638 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements; (iii) 60,097,611 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by Holdings, and cancellation of a corresponding number of shares of Class B Common Stock held by certain Selling Holders; (iv) up to 6,964,236 Earnout Shares issuable to certain Selling Holders in earn-out consideration based on the achievement by the Company of certain stock price thresholds; (v) 315,333 shares of Class A Common Stock held by Sponsor; and (vi) 10,837,400 shares of Class A Common Stock issuable upon exercise of the Resale Warrants prior to the public resale of the Resale Warrants; and (B) Resale Warrants to purchase up to 10,837,400 shares of Class A Common Stock of the Company originally issued in a private placement in connection with the initial public offering of Roman DBDR.

The Selling Holders may from time to time offer and sell any or all of the shares of Class A Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the securities of the Company listed in the table below after the date of this prospectus such that registration rights shall apply to those securities.

The following tables are prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of Class A Common Stock and/or Warrants that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders after the offering (if one percent or more). In calculating percentages of shares of Class A Common Stock owned by a particular Selling Holder after giving effect to the offering, we have (i) based percentage ownership on 17,784,242 shares of Class A Common Stock outstanding as of March 7, 2023, (ii) treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Holder’s securities that are exercisable or convertible for shares of Class A Common Stock within 60 days of March 7, 2023, but did not assume the exercise or conversion of any other Selling Holder’s securities that are exercisable or convertible for shares of Class A Common Stock within 60 days of March 7, 2023 and (iii) excluded earnout shares from the total number of shares outstanding.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of the securities set forth in the tables below. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below tables, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o CompoSecure, Inc. 309 Pierce Street, Somerset, New Jersey 08873.

6

Shares of Class A Common Stock

	Beneficial Ownership Before the Offering	Shares to be Sold in the Offering	Beneficial Ownership After the Offering
Name and Address of Selling Holder	Number of Shares	Number of Shares	Number of Shares	%
CompoSecure Investors
Michele D. Logan (1)	15,795,541	15,795,541	0	0%
Ephesians 3:16 Holdings LLC (2)	7,279,050	7,279,050	0	0%
Luis DaSilva (3)	2,668,985	2,668,985	0	0%
Carol D. Herslow Credit Shelter Trust B (4)	946,276	946,276	0	0%
LLR Equity Partners IV, L.P. (5)	36,839,103	36,839,103	0	0%
LLR Equity Partners Parallel IV, L.P. (6)	1,620,535	1,620,535	0	0%
Kevin Kleinschmidt 2016 Trust dated January 22, 2016 (7)	67,120	67,120	0	0%
Richard Vague (8)	206,309	206,309	0	0%
Joseph M. Morris (9)	98,449	98,449	0	0%
B. Graeme Frazier, IV (10)	164,076	164,076	0	0%
CompoSecure Employee, L.L.C. (11)	1,376,403	1,376,403	0	0%
PIPE Investors
Azora Master Fund LP (12)	182,299	182,299	0	0%
Azora NextGen Fund LP (13)	33,899	33,899	0	0%
Crestline Summit Master, SPC-Peak SP (14)	53,499	53,499	0	0%
MAP 221 Segregated Portfolio (15)	230,299	230,299	0	0%
CVI Investments, Inc. (16)	699,999	699,999	0	0%
Ghisallo Master Fund LP (17)	1,499,998	1,499,998	0	0%
Highbridge Convertible Dislocation Fund, L.P. (18)	1,429,998	1,429,998	0	0%
Highbridge SPAC Opportunity Fund, L.P. (119)	339,999	339,999	0	0%
Highbridge Tactical Credit Master Fund, L.P. (20)	3,029,996	3,029,996	0	0%
Pandora Select Partners, L.P. (21)	149,999	149,999	0	0%
Whitebox GT Fund, LP (22)	161,170	161,170	0	0%
Whitebox Multi-Strategy Partners, L.P. (23)	1,289,359	1,289,359	0	0%
Whitebox Relative Value Partners, L.P. (24)	1,074,467	1,074,467	0	0%
BlackRock, Inc. (25)	2,999,996	2,999,996	0	0%
SF Roofdeck Capital I LLC (26)	1,500,000	1,500,000	0	0%
Sponsor
Roman DBDR Tech Sponsor LLC (27)	11,152,733	11,152,733	0	0%

*              Less than 1%.

(1)            Consists of (i) 14,180,147 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 1,615,394 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds.

(2)            Consists of (i) 6,534,630 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 744,420 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. Ephesians 3:16 Holdings LLC (“Ephesians Holdings”) is a manager-managed LLC, and Ms. Logan serves as the manager, with the ability to exercise voting and dispositive power with respect to the Class B Common Stock held by Ephesians Holdings. The MDL Family Trust (“MDL Trust”) and The DML Family Trust (“DML Trust”) are the sole members of Ephesians Holdings, each owning half of the total membership interests therein, and Ms. Logan serves as the Investment Adviser of each of the MDL Trust and the DML Trust. Tiedemann Trust Company acts as Administrative Trustee of each of the MDL Trust and the DML Trust. As a result, Ms. Logan, Ephesians Holdings and the MDL Trust and the DML Trust (to the extent of their respective membership interests therein) possess shared voting and dipositive power over the securities held by Ephesians Holdings and may be deemed to beneficially own the securities held by Ephesians Holdings. Ms. Logan expressly disclaims beneficial ownership of the securities held by the entities

7

(3)            Consists of (i) 2,396,031 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 272,954 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds.

(4)            Consists of (i) 849,502 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 96,774 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. Ms. Logan is a Co-Trustee of the Carol D. Herslow Credit Shelter Trust B (“Credit Shelter Trust”), and, as a result, may be deemed to share voting and dispositive power with respect to the securities held by the Credit Shelter Trust. Ms. Logan expressly disclaims beneficial ownership of the securities held by the Credit Shelter Trust.

(5)            Consists of (i) 33,071,603 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 3,767,500 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. Mr. Hollin may be deemed the beneficial owner of these securities because he is a member of LLR Capital IV, LLC, the General Partner of LLR Capital IV, L.P., the General Partner of LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P. and Mr. Hollin is LLR Equity Partners IV, L.P.’s and LLR Equity Partners Parallel IV, L.P.’s designee to the Company’s board of directors. Mr. Hollin disclaims beneficial ownership of the shares held by LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P. The address for LLR Equity Partners IV, L.P. is 2929 Arch St, Philadelphia, PA 19104.

(6)            Consists of (i) 1,454,805 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 165,730 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. Mr. Hollin may be deemed the beneficial owner of these securities because he is a member of LLR Capital IV, LLC, the General Partner of LLR Capital IV, L.P., the General Partner of LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P. and Mr. Hollin is LLR Equity Partners IV, L.P.’s and LLR Equity Partners Parallel IV, L.P.’s designee to the Company’s board of directors. Mr. Hollin disclaims beneficial ownership of the shares held by LLR Equity Partners IV, L.P. and LLR Equity Partners Parallel IV, L.P. The address for LLR Equity Partners IV, L.P. is 2929 Arch St, Philadelphia, PA 19104.

(7)            Consists of up to 67,120 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds.

(8)            Consists of (i) 139,189 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 67,120 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. This Selling Holder’s address is 1807 Delancey Place, Philadelphia, PA 19103.

(9)            Consists of (i) 88,381 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 10,068 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. This Selling Holder’s address is 54 Founders Way, Downingtown, PA 19335.

(10)            Consists of (i) 147,296 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 16,780 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds.

(11)            Consists of (i) 1,236,027 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock and (ii) up to 140,376 shares of Class A Common Stock issuable in earn-out consideration based on the achievement by the Company of certain stock price thresholds. Mr. Wilk may be deemed the beneficial owner of shares beneficially owned by CompoSecure Employee, L.L.C. because he serves as the sole member of the CompoSecure Employee LLC. Mr. Wilk disclaims beneficial ownership of the shares held by the CompoSecure Employee LLC.

(12)            Consists of up to 182,299 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 158,521 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 23,778 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

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(13)            Consists of 33,899 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 29,478 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 4,421 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801.

(14)            Consists of 53,499 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 46,521 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 6,978 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is Crestline Summit Master, SPC-Peak SP, 103 South Church Street, 5th Floor, Harbour Place, George Town, Grand Cayman, KY1-1202, Cayman Islands.

(15)            Consists of 230,299 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 200,260 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 30,039 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Azora Capital LP is the investment manager for this Selling Holder. Azora Capital LP is controlled by its General Partner, Azora Capital GP LLC. Ravi Chopra is the sole member and owner of Azora Capital GP LLC. Both Azora Capital LP and Azora Capital GP LLC disclaim beneficial ownership of the securities held by this Selling Holder. The address for this Selling Holder is MAP 221 Segregated Portfolio,190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(16)            Consists of 699,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 608,695 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 91,304 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”) has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these securities. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address for CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(17)            Consists of (i) 400,000 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) up to 1,499,998 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 1,304,347 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 195,651 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Ghisallo Capital Management LLC is the investment manager of Ghisallo Master Fund LP and is controlled by Michael Germino. The address for Ghisallo Master Fund LP is 27 Hospital Road, Grand Cayman, KY1-9008.

(18)            Consists of 1,429,998 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 1,243,477 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 186,521 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Highbridge Capital Management, LLC (“HCM”), the investment manager of Highbridge Convertible Dislocation Fund, L.P. (the “Highbridge Convertible Fund”), has beneficial ownership of the shares held by the Highbridge Convertible Fund. The Highbridge Convertible Fund disclaims beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the address of the Highbridge Dislocation Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(19)            Consists of up to 339,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 295,652 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 44,347 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. HCM, the investment manager of Highbridge SPAC Opportunity Fund, L.P. (the “Highbridge SPAC Fund”), has beneficial ownership of the shares held by the Highbridge SPAC Fund. The Highbridge SPAC Fund disclaims beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the address of the Highbridge SPAC Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(20)            Consists of up to 3,029,996 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 2,634,782 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 395,214 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. HCM, the investment manager of Highbridge Tactical Credit Master Fund, L.P. (the “Highbridge Tactical Fund”), has beneficial ownership of the shares held by the Highbridge Tactical Fund. The Highbridge Tactical Fund disclaims beneficial ownership of these shares. The address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the address of the Highbridge Tactical Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

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(21)            Consists of 149,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 130,434 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 19,565 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Whitebox General Partner LLC (“WBGP”) is the general partner of Pandora Select Partners, LP (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Pandora Select Partners, L.P. is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(22)            Consists of (i) 11,171 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) up to 149,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 130,434 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 19,565 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Whitebox General Partner LLC (“WBGP”) is the general partner of Whitebox GT Fund, LP (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Whitebox GT Fund, LP is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(23)            Consists of (i) 89,361 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) up to 1,199,998 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 1,043,478 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 156,520 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Whitebox General Partner LLC (“WBGP”) is the general partner of Whitebox Multi-Strategy Partners, L.P. (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Whitebox Multi-Strategy Partners, L.P. is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(24)            Consists of (i) 74,468 shares of Class A Common Stock issued in connection with the Common PIPE Investment and (ii) up to 999,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 869,565 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 130,434 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements. Whitebox General Partner LLC (“WBGP”) is the general partner of Whitebox Relative Value Partners, L.P. (the “Fund”) and has voting and disposition control over the securities beneficially owned by the Fund. WBGP is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (B) LP. Messrs. Vogel, Mercer and Roos share voting and dispositive control over the securities beneficially owned by WBGP. Whitebox Advisors, LLC (“WBA”) is the investment manager of the Fund and has voting and disposition control over the securities beneficially owned by the Fund. WBA is owned by Robert Vogel, Jacob Mercer, Paul Roos and Dyal Capital Partners II (A) LP. WBGP, WBA and the individuals and entities listed above as owners of WBGP and WBA each disclaim beneficial ownership of the securities except to the extent of such entity or individual’s pecuniary interest therein, if any. The address for Whitebox Relative Value Partners, L.P. is 3033 Excelsior Blvd, Suite 500, Minneapolis, MN 55416.

(25)            The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Credit Alpha Master Fund, LP; HC NCBR Fund; and Obsidian Master Fund, a sub-trust of the Obsidian Master Series Trust. Consists of: (a) up to 1,739,998 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 1,513,043 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 226,955 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements, in each case, held by BlackRock Credit Alpha Master Fund, L.P.; (b) up to 689,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 600,000 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 89,999 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements, in each case held by HC NCBR Fund; and (c) up to 569,999 shares of Class A Common Stock issuable upon exchange of the Company’s Exchangeable Notes, consisting of 495,652 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 74,347 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements, in each case held by The Obsidian Master Fund.

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BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(26)            Consists of 1,500,000 shares of Class A Common Stock issued in connection with the Common PIPE Investment. Steve J. McLaughlin is the President of SF Roofdeck Capital I LLC. The address for SF Roofdeck Capital I LLC is 1521 Alton Rd., #345, Miami Beach FL 33139.

(27)            Consists of (i) 315,333 shares of Class A Common Stock held by the Selling Holder and (ii) 10,837,400 shares of Class A Common Stock underlying the Resale Warrants. Dr. Basile and Dixon R. Doll, Jr. are the Managing Members of the Sponsor and as such, have investment control over the securities. The business address of Roman DBDR Tech Sponsor LLC is 2877 Paradise Rd. #702, Las Vegas, NV 89109.

Resale Warrants

	Beneficial Ownership of Resale Warrants Before the Offering	Resale Warrants to be Sold in the Offering	Beneficial Ownership of Resale Warrants After the Offering
Name and Address of Selling Holder	Number of Warrants	Number of Warrants	Number of Warrants	%(1)
Roman DBDR Tech Sponsor LLC (2)	10,837,400	10,837,400	0	0%

(1)	Based upon 10,837,400 Resale Warrants outstanding as of March 10, 2023.

(2)	Dr. Basile and Dixon R. Doll, Jr. are the Managing Members of the Sponsor and as such have investment control over the securities. The business address of Roman DBDR Tech Sponsor LLC is 2877 Paradise Rd. #702, Las Vegas, NV 89109.

Material Relationships with the Selling Holders

For a description of our relationships with the Selling Holders and their affiliates see the sections entitled “Corporate Governance,” “Certain Relationships and Related Transactions” and “Executive Officers and Director and Officer Compensation” included in our Annual Report on Form 10-K for the year-ended December 31, 2022 that is incorporated by reference in this prospectus.

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DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Second Amended and Restated Certificate of Incorporation (the “Charter”), our Second Amended and Restated Bylaws (the “Bylaws”) and the Warrant documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Charter, the Bylaws and the Warrant documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Charter authorizes the issuance of (a) 335,000,000 shares of common stock (the “Common Stock”), which consists of (i) 250,000,000 shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”) and (ii) 75,000,000 shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), and (b) 10,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”). As of March 7, 2023, there were 17,784,242 shares of Class A Common Stock issued outstanding, 60,097,611 shares of Class B Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

The Charter provides the following with respect to the rights, powers, preferences and privileges of the Common Stock:

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders. Our Charter does not provide for cumulative voting rights.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under the Charter, holders of Class A Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock unless the shares of Class A Common Stock at the time outstanding are treated equally and identically. The holders of Class B Common Stock are not entitled to receive any dividends.

Liquidation, Dissolution and Winding Up

In the event of the Company’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

There are no preemptive rights or sinking fund provisions applicable to the shares of the Company’s Common Stock.

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Anti-Takeover Provisions

Charter and By-laws

Certain provisions of the Company’s Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board the power to discourage mergers that some stockholders may favor.

Board Composition and Filling Vacancies

The Company’s board of directors is divided into three classes. Each Class I director has a term that expires at the Company’s annual meeting of stockholders in 2025, each Class II director has a term that expires at the Company’s annual meeting of stockholders in 2023 and each Class III director has a term that expires at the Company’s annual meeting of stockholders in 2024.

The Charter provides that directors may only be removed for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on the Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), subject to the rights granted to certain stockholders under the Stockholders Agreement. The treatment of vacancies has the effect of making it more difficult for stockholders to change the composition of our board of directors. For additional information, see “Certain Relationships and Related Party Transactions – Stockholders Agreement” contained elsewhere in this prospectus.

Special Meetings of Stockholders

The Charter provides that a special meeting of stockholders may be called by the (a) Chairman of the Board or Executive Chairman of the Board, as applicable, (b) Chief Executive Officer of the Company, or (c) the Board pursuant to a resolution adopted by a majority of the Board. The ability of the stockholders to call a special meeting is specifically denied. The Bylaws limit the business that may be conducted at an annual or special meeting of stockholders to those matters properly brought before the meeting.

Action by Written Consent

The Charter provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Advance Notice Requirements

The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company’s stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary of the Company prior to them meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

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Amendment to Certificate of Incorporation

The Company reserves the right to amend, alter, change or repeal any provision contained in the Charter, in the manner now or hereafter prescribed by the Charter and applicable law.

Delaware Anti-Takeover Law

The Company has opted out of Section 203 of the Delaware General Corporation Law. Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (ii) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (iii) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2∕3 of the outstanding voting stock which is not owned by the interested stockholder.

Warrants

As of March 10, 2023, there were 11,578,000 Public Warrants and 10,837,400 Resale Warrants issued and outstanding, respectively.

Each Public Warrant entitles the registered holder to purchase one share of the Company’s Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of Roman DBDR initial public offering or thirty (30) days after the consummation of an initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its Warrants only for a whole number of shares. This means that only a whole warrant may be exercised at any given time by a warrantholder. However, no Public Warrant will be exercisable for cash unless we have an effective and current registration statement covering the shares of the Company’s Class A Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of the Company’s Class A Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of the Company’s Class A Common Stock issuable upon exercise of the Public Warrants is not effective within 60 business days from the closing of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time or earlier upon redemption or liquidation, as described in the prospectus of Roman DBDR’s initial public offering.

The Resale Warrants are identical to the Public Warrants underlying the units issued in Roman DBDR’s initial public offering except that such Resale Warrants are exercisable for cash (even if a registration statement covering the shares of the Company’s Common Stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Sponsor or certain permitted transferees.

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We may call the outstanding Public Warrants, in whole and not in part, at a price of $0.01 per Public Warrant:

·	at any time while the warrants are exercisable,
·	upon not less than 30 days’ prior written notice of redemption to each warrant holder, if, and only if, the reported last sale price of the shares of the Company’s Class A Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending three business day prior to the notice of redemption to warrant holders, and
·	if, and only if, there is a current registration statement in effect with respect to the shares of the Company’s Common Stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The redemption rights described above will only be available for the Resale Warrants once, if ever, that the Resale Warrants are no longer owned by the Sponsor or certain permitted transferees of the Sponsor.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants. If we call the Warrants for redemption, we plan to notify our securityholders by issuing a Current Report on Form 8-K and well as a broadly disseminated press release.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of the Company’s Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Company’s Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of shares of the Company’s Class A Common Stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Warrants are issued under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Public Warrants in order to make any change that adversely affects the interests of the registered holders.

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The exercise price and number of shares of the Company’s Class A Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of the Company’s Class A Common Stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of the Company’s Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of the Company’s Class A Common Stock. After the issuance of shares of the Company’s Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Public Warrants will be exercisable for cash and we will not be obligated to issue shares of the Company’s Class A Common Stock unless at the time a holder seeks to exercise such Warrant, a prospectus relating to the shares of the Company’s Class A Common Stock issuable upon exercise of the Warrants is current and the shares of the Company’s the Company’s Class A Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of the Company’s Class A Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of the Company’s Class A Common Stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to the shares of the Company’s Class A Common Stock issuable upon the exercise of the Warrants is not current or if the Company’s Class A Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless.

Warrant holders may elect by notifying us in writing that it chooses to be subject to a restriction on the exercise of their Warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 4.9% or 9.8% (or such other amount as the Warrant holder may specify) of the shares of the Company’s Class A Common Stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of the Company’s Common Stock to be issued to the warrant holder.

Redemption Procedures and Cashless Exercise. If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our Warrants. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of the Company’s Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Company’s Class A common stock underlying the Warrants, multiplied by the difference between the price per share at which shares of Class A Common Stock may be purchased at the time the Warrant is exercised and the fair market value (as defined below) by (y) the fair market value. The “fair market value” shall mean the average closing price per share of the Company’s Class A Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of exercise of the Warrant is sent to the warrant agent. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of the Company’s Class A common stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. If we call our Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Resale Warrants for cash or on a cashless basis using the same formula described above that other Warrant holders would have been required to use had all Warrant holders been required to exercise their Warrants on a cashless basis.

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Contractual Arrangements with respect to the Resale Warrants

We have agreed that so long as the Resale Warrants are still held by the Sponsor or certain of its permitted transferees, we will not redeem such Warrants and we will allow the holders to exercise such Warrants on a cashless basis (even if a registration statement covering the shares of the Company’s Class A Common Stock issuable upon exercise of such Warrants is not effective). However, once any of the foregoing Warrants are transferred from the Sponsor or certain of its permitted transferees, these arrangements will no longer apply. Furthermore, because the Resale Warrants have been issued in a private transaction, the holders and their transferees will be allowed to exercise the Resale Warrants for cash even if a registration statement covering the shares of the Company’s Class A Common Stock issuable upon exercise of such Warrants is not effective , in which case the Warrant holder would receive unregistered shares of the Company’s Class A Common Stock.

Registration Rights

Certain of the Company’s equityholders, holders of Holdings’ Exchangeable Notes, and the Sponsor hold registration rights with respect to the securities held by them. Stockholders holding registrable securities will be entitled to make a written demand for registration under the Securities Act of all or part of their registrable securities, subject to certain limitations. Subject to certain exceptions, such stockholders will also have certain “piggy-back” registration rights with respect to registration statements filed by the Company, as well additional rights to provide for registration of registrable securities on Form S-3 and any similar short-form registration statement that may be available at such time.

Our Transfer Agent and Warrant Agent

The transfer agent for our shares of the Company’s Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

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PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by Selling Holders of (A) 92,889,558 shares of Class A Common Stock, consisting of (i) 1,675,000 PIPE Shares; (ii) up to 12,999,978 Exchangeable Note Shares issuable upon exchange of the Exchangeable Notes, which consists of 11,304,340 shares at the base conversion price of $11.50 per share, plus an additional aggregate amount of up to 1,695,638 shares to cover adjustments which are applicable in limited circumstances under the Note PIPE Subscription Agreements; (iii) 60,097,611 shares of Class A Common Stock issuable upon exchange (on a one-for-one basis, subject to adjustment) of shares of Class B Common Units issued by CompoSecure Holdings, L.L.C. (the subsidiary of the Company), and cancellation of a corresponding number of shares of Class B Common Stock held by certain Selling Holders; (iv) up to 6,964,236 Earnout Shares issuable to certain Selling Holders in earn-out consideration based on the achievement by the Company of certain stock price thresholds; (v) 315,333 shares of Class A Common Stock held by Sponsor; and (vi) 10,837,400 shares of Class A Common Stock issuable upon exercise of the Resale Warrants prior to the public resale of the Resale Warrants; and (B) Resale Warrants to purchase up to 10,837,400 shares of Class A Common Stock of the Company originally issued in a private placement in connection with the initial public offering of Roman DBDR. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Holders pursuant to this prospectus.

In addition, this prospectus relates to the issuance by us of up to an aggregate of 22,415,400 shares of Class A Common Stock, which consists of (i) 10,837,400 shares of Class A Common Stock that are issuable upon the exercise of the Resale Warrants following the public resale of the Resale Warrants and (ii) 11,578,000 shares of Class A Common Stock that are issuable upon the exercise of a like number of registered warrants (the “Public Warrants” and, together with the Resale Warrants, the “Warrants”) originally issued in the initial public offering of Roman DBDR.

We will not receive any of the proceeds from the sale of the securities by the Selling Holders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.

The shares of Class A Common Stock beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Holder as a gift, pledge, partnership distribution or other transfer. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their shares of Class A Common Stock or Warrants by one or more of, or a combination of, the following methods:

·	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

·	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

·	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	an over-the-counter distribution in accordance with the rules of Nasdaq;

·	through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

·	to or through underwriters or broker-dealers;

·	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

·	in privately negotiated transactions;

·	in options transactions;

·	through a combination of any of the above methods of sale; or

·	any other method permitted pursuant to applicable law.

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In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

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A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

The Selling Holders party to a Subscription Agreement or party to the Registration Rights Agreement have agreed, and the other Selling Holders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act, in each case as further described in the Subscription Agreement or the Registration Rights Agreement, respectively.

Listing

The Class A Common Stock and the Public Warrants are listed on Nasdaq under the symbols “CMPO” and “CMPOW,” respectively.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Common Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, investors that will hold Class A Common Stock or Warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended, (the “Code”). No ruling from the Internal Revenue Service, (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

·	an individual who is a United States citizen or resident of the United States;

·	a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

·	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

·	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION MATERIAL OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

We have not paid cash dividends on our capital stock, and we do not anticipate paying any dividends on our Class A Common Stock in the foreseeable future. However, if we do pay distributions to U.S. Holders of shares of our Class A Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.

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Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

A U.S. Holder will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

Redemption of Class A Common Stock

In the event that a U.S. Holder’s Class A Common Stock is redeemed by us, including pursuant to an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Class A Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A Common Stock under the tests described below, the tax consequences to the U.S. Holder will be the same as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” above. If the redemption does not qualify as a sale of Class A Common Stock, the U.S. Holder will be treated as receiving a corporate distribution, the tax consequences of which are described above under “U.S. Holders—Taxation of Distributions.” Whether the redemption qualifies for sale treatment will depend primarily on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning Warrants) both before and after the redemption. The redemption of Class A Common Stock will generally be treated as a sale of the Class A Common Stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the Warrants. A redemption of a U.S. Holder’s stock will be substantially disproportionate with respect to the U.S. Holder if the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of common stock is, among other requirements, less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (2) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock (including any stock constructively owned by the U.S. Holder as a result of owning Warrants). The redemption of the Class A Common Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder is urged to consult its tax advisors as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.

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If none of the foregoing tests is satisfied, the redemption will be treated as a corporate distribution, the tax consequences of which are described under “U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A Common Stock should be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a Warrant. The U.S. Holder’s tax basis in the share of our Class A Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A Common Stock received would generally equal the holder’s tax basis in the Warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of the Class A Common Stock would include the holding period of the Warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder would be deemed to have surrendered a number of Warrants having a fair market value equal to the exercise price. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A Common Stock represented by the Warrants deemed surrendered and the U.S. Holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A Common Stock received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A Common Stock), or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s tax basis in the Warrant. Such gain or loss will generally be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of Warrants for Class A Common Stock described in this prospectus under “Description of Securities—Warrants” should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Accordingly, you should not recognize any gain or loss on the redemption of Warrants for shares of our Class A Common Stock. Your aggregate tax basis in the shares of Class A Common Stock received in the redemption should equal your aggregate tax basis in your Warrants redeemed and your holding period for the shares of Class A Common Stock received in redemption of your Warrants should include your holding period for your surrendered Warrants.

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Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution as described under “U.S. Holders—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if such U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

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Redemption of Warrants for Class A Common Stock

The U.S. federal income tax treatment to a non-U.S. Holder upon a redemption of Warrants for Class A Common Stock described in this prospectus under “Description of Securities—Warrants” generally will correspond to the U.S. federal income tax treatment to a U.S. Holder, as described in the second paragraph under “U.S. Holders— Sale, Exchange, Redemption or Expiration of a Warrant.”

Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock or a sale, taxable exchange, expiration, redemption or other taxable disposition of our Warrants unless:

·	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);
·	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
·	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A Common Stock, and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Class A Common Stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution, as described under “Non-U.S. Holders—Taxation of Distributions” above. A non-U.S. Holder would be subject to U.S. federal income tax withholding under that section in the same manner as if such non-U.S. Holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.

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Redemption of Class A Common Stock

The characterization for U.S. federal income tax purposes of the redemption of a non-U.S. Holder’s Class A Common Stock will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A Common Stock, as described under “U.S. Holders—Redemption of Class A Common Stock” above, and the consequences of the redemption to the non-U.S. Holder will be as described above under “Non-U.S. Holders—Taxation of Distributions” and “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants,” as applicable.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and the gross proceeds of dispositions of, our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Under proposed Treasury Regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury Regulations until final Treasury Regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our securities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

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LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Morgan, Lewis & Bockius, LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at https://ir.composecure.com/. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are:

·	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 10, 2023; and

·	the description of securities contained in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 14, 2022, and any amendment or report filed with the SEC for the purpose of updating such description.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

309 Pierce Street

Somerset, New Jersey 08873

(908) 518-0500

Attention: Corporate Secretary

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7,000,000 Shares
CompoSecure, Inc.

Class A Common Stock

Joint Book-Running Managers

J.P. Morgan	BofA Securities	TD Cowen

Co-Managers:

B. Riley Securities	Needham & Company	Roth Capital Partners

May 8, 2024